EXHIBIT 10.14
-------------


















               LEASEHOLD MORTGAGE AND SECURITY AGREEMENT



                                between



         LOGAN HARBORSIDE ASSOCIATES II LIMITED PARTNERSHIP,
                             as Mortgagor



                                  and



                    SHAWMUT BANK, N.A., AS TRUSTEE,
                             as Mortgagee
























     Upon recording, please return to:
           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
           One Financial Center
           Boston, Massachusetts 02111
           Attention:  Gregory A. Sandomirsky, Esq.





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                                 INDEX

PARAGRAPH                                                          PAGE

 1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . .    7
 2.   Warranty of Title . . . . . . . . . . . . . . . . . . . . .   13
 3.   Payment of Sums Secured . . . . . . . . . . . . . . . . . .   13
 4.   Performance of Agreements . . . . . . . . . . . . . . . . .   13
 5.   Construction of Project; Construction Inspector;
      Phase C Garage. . . . . . . . . . . . . . . . . . . . . . .   14
 6.   Waste, Maintenance, Compliance, and Inspection. . . . . . .   15
 7.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . .   16
 8.   Taxes and Other Charges . . . . . . . . . . . . . . . . . .   19
 9.   Escrow Funds. . . . . . . . . . . . . . . . . . . . . . . .   20
10.   Security Agreement; Additional Security . . . . . . . . . .   21
11.   Ground Lease; Subleases . . . . . . . . . . . . . . . . . .   21
12.   Right to Remedy Defects . . . . . . . . . . . . . . . . . .   27
13.   Condemnation. . . . . . . . . . . . . . . . . . . . . . . .   28
14.   Events of Default . . . . . . . . . . . . . . . . . . . . .   30
15.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .   31
16.   Assignment of Subleases and Rents after default . . . . . .   32
17.   Counsel Fees. . . . . . . . . . . . . . . . . . . . . . . .   32
18.   Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .   33
19.   Cumulative Rights and Remedies. . . . . . . . . . . . . . .   33
20.   Waiver of Defenses and Certain Notices. . . . . . . . . . .   33
21.   Satisfaction of This Mortgage . . . . . . . . . . . . . . .   33
22.   Books, Records and Accounts . . . . . . . . . . . . . . . .   33
23.   Management Agreement. . . . . . . . . . . . . . . . . . . .   34
24.   Transfers of the Project, etc . . . . . . . . . . . . . . .   34
25.   Estoppel Affidavits . . . . . . . . . . . . . . . . . . . .   35
26.   Invalid Provisions To Affect No Others. . . . . . . . . . .   35
27.   Captions. . . . . . . . . . . . . . . . . . . . . . . . . .   35
28.   Further Assurances. . . . . . . . . . . . . . . . . . . . .   35
29.   Notice to Mechanics and Materialmen . . . . . . . . . . . .   35
30.   Recorded Instruments. . . . . . . . . . . . . . . . . . . .   36
31.   Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
32.   Successors and Assigns. . . . . . . . . . . . . . . . . . .   36
33.   Good Standing . . . . . . . . . . . . . . . . . . . . . . .   36
34.   Right of Release. . . . . . . . . . . . . . . . . . . . . .   37
35.   Interpretation. . . . . . . . . . . . . . . . . . . . . . .   37
36.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . .   37
37.   Parity Indebtedness . . . . . . . . . . . . . . . . . . . .   37
38.   Subordinate Indebtedness. . . . . . . . . . . . . . . . . .   40
39.   Governing Law . . . . . . . . . . . . . . . . . . . . . . .   40
40.   Hazardous Substances. . . . . . . . . . . . . . . . . . . .   40
41.   No Personal Liability . . . . . . . . . . . . . . . . . . .   43
42.   Joinder by Landlord . . . . . . . . . . . . . . . . . . . .   43




















                                  (i)


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                    MORTGAGE AND SECURITY AGREEMENT

     THIS LEASEHOLD MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is dated as of December 15, 1990, by LOGAN HARBORSIDE ASSOCIATES II LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address c/o Macomber Development Associates, One Main Street, Cambridge, Massachusetts 02142 (the "Mortgagor"), in favor of SHAWMUT BANK, N.A., a national banking association, with its principal office in Boston, Massachusetts, not individually but in its capacity as Trustee (the "Mortgagee") under that certain Loan and Trust Agreement (the "Loan Agreement") dated as of December 15, 1990, among the Trustee, the Massachusetts Port Authority (the "Authority"), and Mortgagor, in connection with the issuance of the $40,000,000 Massachusetts Port Authority Special Project Revenue Bonds, Series 1990 (Harborside Hyatt Conference Center and Hotel Project) (the "Bonds").

     Reference is made to the following facts:

     A. The Authority, as landlord, and Massachusetts Technology Center Associates (the "Developer"), as tenant, entered into a certain lease Dates as of April 30, 1982, as amended (such lease, as amended, is hereinafter referred to as the "Initial Lease"), with respect to the development of approximately 19.126 acres of land located at the southwest corner of Logan International Airport (the "Airport") in East boston, Massachusetts. A Notice of Lease with respect to the Initial Lease is recorded with the Suffolk County Registry of Deeds in Book 9995, Page 243, and filed with the Suffolk County Registry District of the Land Court as Document No. 363450 and noted on Certificate of Title No. 297.

     B. The Initial Lease was amended, restated and superseded in its entirety by a certain Ground Lease dated as of May 1, 1983, between the Authority and the Developer (such ground lease is hereinafter referred to as the "Master Lease"). A Notice of Lease with respect to the Master Lease is recorded with the Suffolk County Registry of Deeds in Book 10363, Page 276, and filed with the SUFFOLK COUNTY REGISTRY District of the Land Court as Document No. 371701 and noted on Certificate of Title No. 207. The Master Lease contemplated that the Authority would enter into separate leases of portions of the entire Leased Premises demised (the "Original Premises") under the Master Lease corresponding to the separate phases of the Development (as such phases and Development are defined in the Master Lease).

     C. As contemplated by and pursuant to the Master Lease, the Authority and the Developer entered into a separate lease dated as of May 2, 1983, for the so-called "Phase A" of the Development (the "Phase A Lease"); a notice of the Phase A Lease






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is recorded with the Suffolk County Registry of Deeds in Book 10363, Page
284, and filed with the Suffolk County Registry District of the Land Court as Document No. 370702 and noted on Certificate of Title No. 297.

     D. By virtue of an Assignment of Lease dated April 20, 1989, the developer assigned (with the Authority's consent) to Logan Harborside Associates I Limited Partnership ("Logan Harborside I") all of the Developer's right, title and interest under the Master Lease with respect to all portions of the Original Premises, except for the portion thereof previously covered by and subject to the separate Phase A Lease. A notice of such assignment of lease was recorded with the Suffolk County Registry of Deeds in Book 15531, Page 87, and filed with the Suffolk County Registry District of the Land Court as Document No, 451256 and noted on Certificate of Title No. 297.

     E. The Master Lease was amended by and Amendment to Lease dated as of September 15, 1990, between the authority and Logan Harborside I; on or about December 26 or 27, 1990, a notice of such amendment is being recorded with the Suffolk County Registry of Deeds and is being filed with the Suffolk County Registry District of the Land Court for notation on Certificate of Title No. 297. The Master Lease, as amended by such amendment, is hereinafter referred to as the "Original Lease."

     F. As contemplated by and pursuant to the Original Lease, the Authority, as landlord, and Mortgagor, as tenant, entered into a certain Ground Lease for Phase C of the Bird Island Flats Development dated as of September 15, 1990, as affected by a Landlord's Consent and Estoppel Certificate dated as of December 15, 1990 (as so affected, the "Phase C Lease" or the "Ground Lease"), with respect to Premises (the "Leased Premises") containing approximately six acres of land at the Airport, together with the appurtenant right to use certain Off-Premises sites (the "Off-Premises Parking Sites") for parking purposes in accordance with certain conditions set forth in the Ground Leases. The Leased Premises and the Off-Premises Parking Sites are more particularly described in the Phase C Lease, and on or about December 26 or 27, 1990, a Notice of Lease with respect thereto is being recorded with the Suffolk County Registry of Deeds and is being filed with the Suffolk County Registry District of the Land Court for notation on Certificate of Title No. 297; the Leased Premises and the Off-Premises Parking Sites constitute portions of the Original Premises. The Leased Premises and the Off-Premises Parking Sites are more particularly described in the attached Exhibit A.

     G. By virtue of an Assignment of Lease dated as of September 15, 1990, Logan Harborside I released and assigned to the Mortgagor all of Logan Harborside I's right, title and interest under the Original Lease with respect to the Leased






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Premises, consented to the use of portions of the Original Premises as Off-
Premises Parking Sites and subordinated its rights as tenant under the Original Lease to the Mortgagor's rights in and to the Off-Premises Parking Sites; on or about December 26 or 27, 1990, a notice of such assignment is being recorded with the Suffolk County Registry of Deeds and is being filed with the Suffolk County Registry District of the land Court for notation on Certificate of Title No. 297.

     H. The Phase C Lease amends and restates the Original Lease with respect to the Leased Premises and the Off-Premises Parking Sites.

     I. The Ground Lease provides that with respect to the Leased Premises the Mortgagor and Mortgagee will be entitled to rely on the terms of the Ground Lease notwithstanding any contrary or additional provisions of the Original Lease; in that regard the Ground Lease shall be deemed to be a separate lease with respect to the Leased Premises.

     J. Pursuant to the Ground Lease, Mortgagor intends to build and operate on the Leased Premises a 270-room conference center and hotel and certain related facilities, including parking facilities, and to build and operate from time to time at the Off-Premised Parking Site(s) certain surface parking facilities (the "Project").

     K. Pursuant to the Loan Agreement, the Authority, in its capacity as issuer of the Bonds, is lending to Mortgagor the proceeds of the sale of the Bonds (the "Loan") to finance the construction, equipping and furnishing of the Project.

     NOW THEREFORE, in consideration of the Loan and to secure the payment of the same, all other sums provided for in the Loan Agreement or in this Mortgage to be paid to Mortgagee, all other agreements and obligations of Mortgagor contained in the Loan Agreement and this Mortgage, Mortgagor hereby grants to Mortgagee, with MORTGAGE COVENANTS, all of Mortgagor's right, title and interest in and to the leasehold estate described in Exhibit A Attached hereto and made a part hereof (the "Leasehold Estate"), together with all of Mortgagor's right, title and interest in and to the following:

           (i)   any and all Improvements (as hereinafter defined);

           (ii)  the Off-Premises Parking Site(s);

           (iii) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Leasehold Estate and all easements






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     and rights of way, public or private, now or hereinafter used in connection with the Leasehold Estate;

           (iv) all right, title and interest of Mortgagor, now owned or hereafter acquire, in and to any and all sidewalks and alleys, and all strips and gores of land, adjacent to or used in connection with the Leasehold Estate;

           (v) subject to the provisions of Paragraphs 7 and 13 of this Mortgage, all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to the Premises (as hereinafter defined), or any part thereof, or from any change of grade or location of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Mortgagee to the fullest extent that Mortgagor may under the law so do; expressly excluded from the foregoing awards, damages, payments, compensation, claims and rights assigned, transferred and set over as aforesaid are the Excluded Damages (as hereinafter defined). Mortgagee is hereby irrevocably appointed attorney-in-fact coupled with an interest for Mortgagor to settle for, collect and receive any such awards, damages, payments and compensation from the authorities making the same, to appear in and prosecute any proceeding therefor, and to give receipts and acquaintances therefor;

           (vi) any and all fixtures, and all machinery, equipment, chattels, goods and other articles of property, whether real estate or not, now or hereafter attached to or situated in or upon, and used or useful in the operation of, the Leasehold Estate or the Improvements thereon, or of any business now or hereafter operated by the owner or any occupant of the Leasehold Estate and/or the Improvements thereon, or any part of either or both, or any part thereof, (except any personal property, furnishings or furniture owned by any subtenant unrelated to Mortgagor occupying the Leasehold Estate and/or the Improvements thereon, or any part of either or both and used by such subtenant in the conduct of its business in the space occupies by it, to the extent that the same does not become the property of Mortgagor, as sublandlord, under the sublease with such subtenant or under applicable law and any personal property, furnishings or furniture owned by the Manager [as hereinafter defined]); expressly excluded from the fixtures, machinery, equipment, and other property and property






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     interests described in the foregoing clause (vi) is the Leased
Equipment;

           (vii) all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, elevators and motors, bathtubs, sinks, water closets, basins, pipes, faucets, air-conditioning equipment, plumbing fixtures, heating fixtures, mirrors, mantels, refrigerating plant, carpeting, furniture, ranges, refrigerators, ovens, dishwashers, laundry equipment, cooking apparatus and appurtenances, all furniture, furnishings, fixtures and equipment and all uniforms, food, utensils, tablesettings and linen now or hereafter used in connection with the Project, and all building material and equipment now or hereafter delivered to the Leasehold Estate and/or the Improvements thereon, or any part of either or both and intended to be installed therein; and all renewals or replacements thereof, all additions thereto or articles in substitution thereof and all of the estate, right, title and interest of Mortgagor in and to all property of any nature whatsoever, now or hereafter situate on or in the Leasehold Estate and/or the Improvements thereon, or any part of either or both or intended to be used in connection with the operation thereof shall be deemed to be fixtures and a part of the realty as between the parties hereto and all persons claiming by, through or under them and shall be deemed to be a portion of the security for the indebtedness herein mentioned and secured by this Mortgage; expressly excluded from the fixtures, machinery, equipment, and other property and property interests described in the foregoing clause (vii) is the Leased Equipment;

           (viii) all right, title and interest of Mortgagor in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by Mortgagor with respect to the Premises (as hereinafter defined);

           (ix) all rights, dividends and /or claims of any kind, nature or description whatsoever (including, without limitation, damage, secured, unsecured, lien, priority, or administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect, or enforce such rights or claims; including without limitation the filing of any proof of claim in any insolvency proceeding under any state, federal or other laws; including any rights, claims or awards accruing to, or to be paid to, Mortgagor in its capacity as sublandlord under any sublease affecting all or any portion of the Leasehold Estate and/or the Improvements thereon. Mortgagee's lien and interest in the foregoing.

     rights and claims is hereby deemed to be presently vested and perfected as of the date hereof;

           (x) all subleases, already in existence and to be created in the future with respect to the Premises together with all income, rents, revenues, receipts, royalties, issues, profits, proceeds and other benefits from any and all of the Premises of any kind whatsoever (collectively the "Rents and Profits");

           (xi) all and singular the tenements, hereditaments and appurtenances belonging to the Leasehold Estate or any part thereof, or the Improvements thereon, hereby mortgaged or intended so to be, or in anywise appertaining thereto (including but not limited to the Rents and Profits), all streets, alleys, passages, ways, watercourses, licenses, easements, all other rights, liberties and privileges of whatsoever kind or character, the reversions and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well at law or in equity, of Mortgagor, in and to all the foregoing or any or every part thereof;

           (xii) all goods, accounts, contract rights, and other rights to the performance of obligations;

           (xiii) all rights to the payment of money, including tax refund claims, insurance proceeds and tort claims and all rights to proceeds of any termination, including any partial termination, of employee benefit plans;

           (xiv) all chattel paper, documents and instruments; and

           (xv) all general intangibles, patents, copyrights, trademarks, trade names, together with all right, title and interest of the Mortgagor in and to all patents and trademarks which the Mortgagor may hereinafter acquire, the right to file and prosecute applications for patents and trademarks and similar intellectual property anywhere in the world and the good will of the business connected with the use of and symbolized by such intellectual property, together with all assets which uniquely reflect the good will of the business of the Mortgagor, including but not limited to, the Mortgagor's trade names, customer lists, trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogues, copyrights, dealer contracts, supplier contracts, distribution agreements, confidential information, consulting agreements, engineering contracts and engineering drawings.

The Leasehold Estate, Improvements, fixtures, machinery, equipment, tenements, and other property interests described and enumerated in clauses
(i) through (xv) above, are hereinafter collectively referred to as the "Premises".

     Mortgagor covenants, warrants and agrees with Mortgagee as follows:

     1. DEFINITIONS. As used in this Mortgage, unless the context otherwise requires, the following terms shall have the following meanings:

     "Architect" shall mean RTKL Associates, Inc. or such other licensed architect reasonably designated by Mortgagor.

     "Architect's Consent to Assignment" shall mean the Agreement With Respect to and Assignment of Architect's Contract, to be entered into between Mortgagor and the Architect for the benefit of Mortgagee, as additional security for the Loan.

     "Architect's Contract" shall mean the contract between Mortgagor and the Architect dated as of March 29, 1990, with respect to design and construction supervision services for the Project, as the same may from time to time be amended, supplemented or otherwise modified.

     "Assignment of Contracts" shall mean the Collateral Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, of even date herewith, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Assignment of Management Agreement" shall mean the Collateral Assignment of Management Agreement, of even date herewith, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Assignment of Rents" shall mean the Collateral Assignment of Rents and Leases, of even date herewith, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Authority" shall mean the Massachusetts Port Authority.

     "Basic Documents" shall mean, collectively, the Loan Agreement, the Ground Lease, the Disbursement Agreement, this Mortgage and the Collateral Assignments.

     "Chapter 21E" shall mean the Massachusetts Hazardous Material Release Prevention and Response Act of 1983, Massachusetts General Laws, Chapter 21E, as the same may from time-to-time be amended.

     "Closing" shall mean the closing at which this Mortgage and the other Basic Documents are executed and the Bonds are issued and delivered by the Authority, as issuer, and the proceeds of the sale of the Bonds are deposited with Mortgagee in accordance with the terms of the Loan
Agreement.

     "Collateral Assignments" shall mean, collectively, the Architect's Consent to Assignment, the Assignment of Contracts, the Assignment of Management Agreement, the Assignment of Rents, and the Contractor's Consent to Assignment.

     "Construction Inspection Agreement" shall mean the agreement to be entered into between Mortgagor and the Construction Inspector with respect to inspection of the construction of the Project on behalf of Mortgagee and the performance of certain other work for Mortgagee in connection with the construction of the Project.

     "Construction Inspector" shall mean Whitney, Atwood and Norcross Associates, Inc., or such other architect or engineer selected by Mortgagor and reasonably acceptable to Mortgagee.

     "Construction Contract" shall mean the guaranteed maximum price contract to be entered into between Mortgagor and the General Contractor with respect to the construction of the Project, as the same may form time to time be amended, supplemented or otherwise modified.

     "Construction Guaranty" shall mean the construction guaranty, if any, provided for the benefit of Trustee.

     "Disbursement Agreement" shall mean the Disbursement Agreement dated as of December 15, 1990, between Mortgagor and the Trustee, as the same may from time-to-time be amended, supplemented or otherwise modified.

     "Event of Default" shall mean any event set forth in Paragraph 14 hereof.

     "Excluded Damages" shall mean: (i) all right, title and interest of Landlord pursuant to the Ground Lease in and to all awards, damages, payments and other compensation and any claims therefor and rights thereto on account of eminent domain, taking or casualty, except to the extent that the Ground Lease and Paragraphs 7 and 13 hereof expressly provide that the Mortgagee is entitled to certain priority rights to such awards, damages, payments or other compensation in connection with a termination of the Ground Lease; (ii) all right, title and interest of Mortgagor pursuant to
Section 10.4 of the Ground lease in and to any awards, damages, payments and other compensation and claims therefor and rights thereto on account of delays in the performance schedule due to the so-called Third Harbor Tunnel, but only to the extent that any such delays under this clause (ii) do not delay completion of construction of the Project beyond the Completion Date established under the Disbursement Agreement or increase the cost of construction of the Project above the Project Budget (as defined in the Disbursement Agreement); and (iii) all right, title and interest of Mortgagor in and to any awards, damages, payments and other compensation and claims therefor, and rights thereto on account of any taking of temporary or permanent easements, in connection with the so-called Third Harbor Tunnel affecting any portion of the Leasehold Estate, but only to the extent that any such easements do not materially affect the Project, do not delay completion of construction of the Project beyond the Completion Date established under the Disbursement Agreement, or increase the cost of construction of the Project above the Project Budget (as defined in the Disbursement Agreement; to the extent any such easements do materially affect the Project, delay completion of construction or increase costs of construction as aforesaid, Mortgagee shall have a security interest in, and mortgage lien on, any awards, damages, payments and other compensation therefor.

     "General Contractor" shall mean George B. H. Macomber Company, Incorporated or such other licensed contractor reasonably designated by Mortgagor.

     "Governmental Approvals" shall mean all approvals, certifications, consents, licenses, permits, authorizations and other official action required to be issues or taken by any Governmental Authorities for or with respect to the construction and/or operation of the Project or the matter with respect to which such term is used, including, without limitation, the following:

           (i)   all applicable building, planning, subdivision.
environmental protection,and zoning by-laws, rules, regulations, permits and approvals; and

           (ii) all applicable federal, Massachusetts and local flood hazard and wetlands laws, rules, regulations and approvals, including, without limitation, the terms, and provisions of all so-called Orders of Condition applicable to the construction and/or operation of the Project and identified in the mortgagee's title insurance policy delivered to Mortgagee as part of the Closing.

     "Governmental Authorities" shall mean all federal, state, county and municipal governments and all governmental and quasi-governmental agencies, authorities, boards, commissions, bureaus, departments, authorities, officials and officers thereof, now or hereafter having jurisdiction over the construction and/or operation of the Project or the matter with respect to which such term is used.

     "Ground Lease" shall have the meaning specified in Recital Paragraph
B.

     "Impositions" shall mean the taxes and other charges described in Paragraph 8 hereof.

     "Improvements" shall mean all improvements now or hereafter made to or erected on the Premises as part of the Project or otherwise.

     "Involuntary Rate" shall mean the rate of interest equal to the lesser of (i) the per annum rate of interest from time to time announced by Shawmut Bank, N.A. at its principal office in Boston, Massachusetts, as its Corporate Base Rate or (ii) the highest interest rate per annum permitted under the laws of the Commonwealth of Massachusetts.

     "Landlord" shall mean the Authority in its capacity as landlord under the Ground Lease and any successor in interest to the Authority as such landlord.

     "Laws and Other Governmental Requirements" shall mean all laws, statutes, ordinances, orders, rules, regulations and requirements now in effect or at any time hereafter enacted or issued by any Governmental Authorities which are applicable to Mortgagor, the Project or the matter with respect to which such terms are used.

     "Leased Equipment" shall mean all equipment, furnishings, and other personal property (such as, by way of example and not limitation, computers, telephones, vans, flatware, and televisions) leased by Mortgagor and/or the Manager in connection with the operation of the Project. Mortgagor hereby agrees that any lease or similar agreement ("Equipment Lease") with respect to Leased Equipment which is substantial and material for the operation of the Project shall provide as follows: (i) the Mortgagor's interest under the Equipment Lease shall be assignable to Mortgagee as additional security for the Loan; and (ii) Mortgagee shall be entitled to notice from the equipment lessor of any default by Mortgagor under the Equipment Lease and shall be entitled to a reasonable period within which to cure such default.

     "Leasehold Estate" shall have the meaning specified in the recitals of this Mortgage.

     "Loan" shall mean the loan of the proceeds of the sale of the Bonds made by the Authority to Mortgagor pursuant to the Loan Agreement.

     "Loan Agreement" shall have the meaning specified in the recitals of this Mortgage, as the same may from time to time be amended, supplemented or otherwise modified.

     "Macomber Control" shall mean any rights and responsibilities necessary for Macomber Development Associates, L.P., a delaware limited partnership, and/or any one or more of its principals (who are George Macomber, Byron Gilchrest and Anthony Pangaro) to maintain the controlling, decision making responsibility for Mortgagor in the conduct of its business, along with ownership (which may be direct or indirect through one or more intermediaries) of at least 25% of the partnership interests in Mortgagor.

     "Manager" shall mean Hyatt Corporation or such other nationally recognized operator of hotel and/or conference center facilities selected by Mortgagor.

     "Management Agreement" means the agreement between Mortgagor and Manager dated March 15, 1990, on the cover sheet and dated as of February 1, 1990, in the text as supplemented by a letter agreement with respect to the FFE Budget process dated March 15, 1990, with respect to the management and operation of the Project, as the same may from time to time be amended, supplemented, otherwise modified or replaced.

     "Permitted Encumbrances" shall mean those matters listed on the mortgagee's title insurance policy delivered to Mortgagee at the Closing, Subordinate Mortgages, Parity Mortgages, temporary surface or subsurface easements granted to or taken by third parties that do not materially affect the Project, utility easements and the like that do not unreasonably interfere with the Project, and any other title exceptions or objections, if any, as Mortgagee may approve in writing.

     "Parity Indebtedness" and "Parity Mortgage" shall have the meanings ascribed to them in Paragraph 37 of this Mortgage.

     "Permitted AEW Transfer" shall mean any transfer of any interests in the Mortgagor or any transfer of the Project or any transfer of the Leasehold Estate to certain pension trusts represented by Aldrich, Eastman and Waltch, Inc. as more particularly described in Section 7.1 of the Ground Lease.

     "Permitted Transfer" shall mean any transfer(s) of ownership interests in Mortgagor or in any partnership or corporation holding any legal or beneficial interest (whether directly or through one or more intermediaries) in Mortgagor: (i) between or among George Macomber, Byron Gilchrest and/or Anthony Pangaro; (ii) to any individual or individuals who are "Members of the Family" of George Macomber, Byron Gilchrest or Anthony Pangaro (for purposes of this provision, "Members of the Family" shall brothers, sisters, brothers-in-law, sisters-in-law, children-in-law and grandchildren-in-law; any legally adopted child of an individual shall be treated as a child of such individual by blood) or any trust for the benefit of any such "Members of the Family"; and (iii) any transfer(s) to other individuals or entities so long as following such other transfer(s) under this clause (iii) Macomber Control of Mortgagor is retained.

     "Plans" shall mean the Guaranteed Maximum Price Documents (as described in the Ground Lease) prepared for construction of the Project, and the plans and specifications that identify the fixtures, furnishings and equipment for the Project, as the same may be amended or supplemented in accordance with the Disbursement Agreement.

     "Premises" shall have the meaning specified in the recitals of this Mortgage.

     "Project" shall have the meaning specified in Recital Paragraph D.

     "Project Completion Date" shall mean the date by which the last of the following shall have occurred: (i) the Architect shall have issued a certificate of substantial completion for the Project; (ii) the Construction Inspector shall have certified in writing that construction of the Project has been substantially completed in accordance in all material respects with the Plans; (iii) a certificate of occupancy (temporary or permanent) covering the Project shall have been issued by the appropriate Governmental Authorities; (iv) all other permits and licenses necessary for the opening and operating of the Project as a conference center and hotel shall have been issued by the appropriate Governmental Authorities; (v) all of the conditions precedent to the "Opening Date," as defined in Section 1.8(b) of the Management Agreement shall have been satisfied; and (vi) Mortgagor shall have delivered to Mortgagee the "Completion Certificate" required under Section 602 of the Loan Agreement.

     "Project Fund" shall have the meaning specified in the Loan
Agreement.

     "Rents and Profits" shall mean all income, rents, revenues, receipts, royalties, issues, profits, proceeds and other benefits from any and all of the Premises of any kind whatsoever.

     "Site" shall mean the parcel commonly known as Phase C on Harborside Drive, East Boston, Massachusetts, more particularly described in Exhibit A annexed hereto.

     "Sublease" shall mean any sublease, license, concession or similar occupancy agreement entered into between Mortgagor and any third party with respect to all or any part of the Premises.

     "Subordinate Indebtedness" and "Subordinate Mortgage" shall have the meanings ascribed to them in Paragraph 38 of this Mortgage.

     "Subordination Agreement" shall mean the Subordination, Non-
Disturbance and Attornment Agreement of even date herewith between Mortgagee and the Manager.

     "Title Insurer" shall mean Ticor Title Insurance Company or such other nationally recognized title insurance company reasonably satisfactory to Mortgagee.

     2. WARRANTY OF TITLE. Mortgagor warrants that it is lawfully seized of the Premises, that it has good right and is lawfully authorized to sell, convey or encumber the same and that the Premises are free and clear of all liens and encumbrances except for the Permitted Encumbrances. Mortgagor further covenants to warrant and forever defend all and singular the Premises unto Mortgagee forever from and against Mortgagor and all persons whomsoever lawfully claiming the same or any part thereof.

     3. PAYMENT OF SUMS SECURED. Mortgagor shall pay to Mortgagee all payments required by the Loan Agreement, reasonable charges fixed by Mortgagee to satisfy and discharge this Mortgage of record, and all other sums hereby secured.

     4. PERFORMANCE OF AGREEMENTS. Mortgagor shall comply in all material respects with all of Mortgagor's obligations under the Basic Documents. Mortgagor is not in violation in any material respect of any term or provision of any mortgage, lease, agreement or other instrument which is material to its business or assets, or of any judgement, decree or Laws and Other Governmental Requirements by which it is bound or to which it or any of its assets is subject. The execution, delivery and performance of and compliance by Mortgagor with the Basic Documents to which it is a party will not violate or constitute a default of any term or provision of any mortgage, lease, agreement or other instrument, or of any judgement, decree, Governmental Approvals or Laws and Other Governmental Requirements by which Mortgagor is bound or to which any of its assets is subject, except that certain Governmental Approvals and similar approvals or permits necessary for certain aspects of the construction and operation of the Project have not yet been obtained as of the date hereof; Mortgagor covenants that as of the date hereof, all permits for the construction and operation of the Project that customarily are obtained or have been applied for as of the closing of acquisition and construction financing have been obtained or applied for; Mortgagor shall obtain such Governmental Approvals and similar approvals or permits in due course and timely fashion and hereby covenants to diligently pursue and obtain the same. Mortgagor is unaware as of the date hereof of any reason why all

Governmental Approvals and similar approvals necessary for the construction and operation of the Project will not be obtained in timely fashion and in due course.

     5. CONSTRUCTION OF PROJECT; CONSTRUCTION INSPECTOR; PHASE C GARAGE. From and after the Put Date (as defined in the Loan Agreement), Mortgagor shall diligently and continuously construct the Project in all material respects in accordance with the requirements of (a) the Plans, (b) Governmental Authorities, (c) the Management Agreement, and (d) the Ground Lease.

     All materials used in the Project shall be new, of first-class quality, and the workmanship shall be first-class in every way. Mortgagor shall not permit the use in connection with construction of the Project of any materials, fixtures or equipment (except for Leased Equipment) intended to become part of the Project which are purchased upon conditional bill of sale or to which Mortgagor does not immediately have absolute and unencumbered title, and will cause to be paid punctually all sums becoming due for labor, materials, fixtures, or equipment used or purchased in connection with such construction.

      At the request of Mortgagee, Mortgagor shall cause the Architect to provide Mortgagee with reports relative to the status of construction of the Project. Further, at any time during the construction of the Project, Mortgagor shall, if requested by Mortgagee, comply with such reasonable requirements as the Construction Inspector may suggest with respect to construction of the Project. The fees, costs and expenses (including, without limitation, travel expenses) of the Construction Inspector shall be borne by Mortgagor, and such fees, costs and expenses shall be paid by Mortgagor forthwith upon billing therefor. Mortgagee shall have no liability to Mortgagor on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Construction Inspector properly to perform its services, or (iii) any approval or disapproval by the Construction Inspector of work on the Project.

     Pursuant to Section 1.6.6 of the Ground Lease, Landlord has certain rights to construct, at its expense, a garage (the "Phase C Garage" on the portion of the Leasehold Estate identified in the Ground Lease as the "Premises Parking Area"; or if Mortgagor constructs the Phase C Garage on the Premises Parking Area for fewer that 270 cars, Landlord has certain rights, at its expense, to expand the Phase C Garage to accommodate up to 540 cars (the "Phase C Expansion"). If Landlord elects to build the Phase C Garage or the Phase C Expansion, the Ground Lease obligates Mortgagor to release from the Leasehold Estate the Premises Parking Area (or portion thereof) or the air rights needed for the Phase C Garage or Phase C Expansion, as the case may be. Mortgagee hereby agrees that upon its receipt of reasonably satisfactory evidence from both Mortgagor and Landlord that Landlord is proceeding with the construction of the Phase C Garage or the Phase C Expansion, as the case may be, in accordance with Section 1.6.6 of the Ground Lease, Mortgagee shall release the Premises Parking Area (or portion thereof) or such air rights, as the case may be, from the lien of this Mort gage and shall do, execute acknowledge, deliver and record such instruments as Landlord may reasonably request to confirm such release; the parties hereby expressly agree that such release by Mortgagee of the Premises Parking Area (or portion thereof) or such air rights, shall not require any consent of the Bondholders (as defined in the Loan Agreement) under Section 1302 (vi) or any other provision of the Loan Agreement.

     6.  WASTE, MAINTENANCE, COMPLIANCE AND INSPECTION.
Mortgagor, at it sole cost and expense, shall take good care of the Premises and will keep and maintain the same in good order, condition and repair, reasonable wear and tear excepted; and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and unforeseen and foreseen. Mortgagor shall abstain from and not permit the commission of waste in or about the Premises; shall not remove or demolish any Improvement at any time erected on the Leasehold Estate without the prior written consent of Mortgagee; shall not remove, sell or otherwise dispose of any fixture or personal property without the prior written consent of Mortgagee unless the same shall have become obsolete or no longer useful or the same shall be replaced or substituted by fixtures or personal property of like character and equivalent value, not subject to any encumbrance or security interest and such replacement or substitution shall be encumbered by this Mortgage; upon completion of construction of the Project, Mortgagor may, without Mortgagee's approval, make any alteration or modification to the Project and Improvements permitted under the Ground Lease and the Management Agreement, provided, however, that if any such alteration or modification requires the prior approval of Landlord and/or the Manager, Mortgagor shall have obtained such approval(s); any other alterations or improvements to the Project and Improvements shall require Mortgagee's prior written approval, which approval shall not be unreasonably withheld; and Mortgagor shall comply in all material respects with, and cause the Project and the operation thereof to comply in all material respects with, all Governmental Approvals and Laws and Other Governmental Requirements except for such noncompliance which, singly or in the aggregate, would not have a material adverse effect on the Project or its operations; provided however, that if Mortgagor, without cost or expense or civil or criminal liability to Mortgagee, shall in good faith, and by proper legal action, contest any such Laws and Other Governmental Requirements, or the validity thereof, then Mortgagor shall not be required to comply therewith so long as such contest operates to prevent enforcement, and is maintained and prosecuted with diligence, and shall not have been terminated or have been discontinued adversely to Mortgagor; if Mortgagee, however, determines in its reasonable opinion that its security hereunder may be materially impaired by reason of such contest, Mortgagee may require Mortgagor to furnish additional security reasonably satisfactory to Mortgagee against any loss, injury or damage that Mortgagee would incur by reason of such contest.

     Mortgagor shall permit Mortgagee, the Construction Inspector, and Mortgagee's other representatives at reasonable times to enter the Project for the purpose of inspecting the progress of work and materials thereon and to enable Mortgagee to determine that construction of the Project is proceeding as required by the terms of this Mortgage. In addition, from and after the Project Completion Date, Mortgagor shall permit Mortgagee and its representatives at reasonable times to enter the Project for the purpose of inspecting to ensure that the Project complies with the terms of this Mortgage. Mortgagor shall, and shall cause the Architect and the General Contractor to, cooperate with Mortgagee and the Construction Inspector, keep Mortgagee and the Construction Inspector fully informed of the progress of construction of the Project, furnish to Mortgagee and the Construction Inspector copies of all notices, schedules, reports and daily logs relating to the progress of construction of the Project reasonably requested by Mortgagee or the Construction Inspector.

     7.  INSURANCE.  Until the Project Completion Date shall have occurred, Mortgagor shall cause to be maintained in force builder's risk completed value (non-reporting) form insurance coverage, including "All Risk" type coverage and coverage against the perils normally covered by a special extended coverage endorsement, and explosion, collapse, cost of demolition, increased cost of construction and the value of the undamaged portion of the building (all in appropriate standard form for the Commonwealth of Massachusetts), in an amount not less than Twenty-Five Million Dollars ($25,000,000) and other endorsements affording protection against such risks as Mortgagee may reasonably designate. From and after the Project Completion Date, Mortgagor shall keep the Premises continuously insured under an "All Risks" property insurance policy against loss by fire, with extended coverage and against such other hazards as Mortgagee may reasonably require in an amount equal to the greater of (a) one hundred (100%) per cent of the full replacement cost of the Improvements on the Leasehold Estate without deduction for depreciation or; (b) an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer within the terms of the applicable policies. Mortgagor shall also maintain
(i) boiler and machinery insurance in the amount of One Million Dollars ($1,000,000); (ii) business income insurance in the amount of Four Million Two Hundred Thousand Dollars ($4,200,000); (iii) worker's compensation insurance, as required by applicable law; and (iv) comprehensive general liability insurance in
the amount of Six Million Dollars ($6,000,000).   The policy or policies
for all such insurance shall contain replacement cost endorsements and shall be maintained in full force and effect until such time as the indebtedness hereby secured is fully repaid. All policies, and any renewals thereof, including but not limited to policies not specifically required by Mortgagee, shall be with an insurance company or companies, and in form and substance satisfactory to Mortgagee, and shall be deposited, premiums paid, with Mortgagee. All renewal policies shall be delivered, by Mortgagor, premiums paid, to Mortgagee at least ten (10) days before the expiration of the expiring policies. The insurance company shall agree in the policy to provide Mortgagee with no less than thirty (30) days prior written notice before any termination or cancellation becomes effective as to Mortgagee. If Mortgagee becomes the owner of the Premises or any part thereof by foreclosure or otherwise, such policies shall become the absolute property of Mortgagee.

     Mortgagor covenants and agrees that if, at any time during the term of the Mortgage, including any extensions thereof, the area in which the Leasehold Estate, or any part thereof, is located is designated a "flood prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments, or supplements thereto, then, in that event, Mortgagor shall obtain flood insurance in such total amount as Mortgagee may from time to time require and shall otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as amended from time to time. Mortgagor further covenants and agrees to fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, and any other law, order, rule, ordinance or regulation concerning flood insurance, to the extent that the same apply to the Premises, or any part thereof.

     The loss, if any, shall be payable to Mortgagee according to the terms of a standard mortgagee clause, not subject to contribution, or of such other form of mortgagee or loss payment clause as shall be satisfactory to Mortgagee. Mortgagee shall have the right, at its election to adjust or compromise any loss claims under such insurance in excess of $1,000,000; any loss claims of less than $1,000,000 may be adjusted or compromised by Mortgagor. All casualty insurance proceeds shall be applied as hereinafter set forth:

     A. Mortgagor agrees to give immediate notice to the Mortgagee of any fire, damage or other casualty to all or any part of the Premises. In case of any fire, damage or other casualty involving a cost of repair of less than one-tenth of one percent of the replacement cost of the Premises, all proceeds of any hazard insurance shall be paid to Mortgagor, and Mortgagor shall forthwith repair or restore that part of the Premises damaged.

     B. In case of any damage or destruction to the Project or any other casualty involving a cost of repair of one-tenth of one percent or more of the replacement cost of the Premises, all proceeds of any hazard insurance shall be paid to and deposited with the Mortgagee as "Insurance Trustee" (as defined in Section 9.2 of the Ground Lease), and Mortgagor shall neither make nor omit to make any election it is entitled to make under the Ground Lease without the approval of the Mortgagee, and the following additional provisions shall apply:

           (i) If Mortgagor (with Mortgagee's approval) does not elect to terminate or has no right to terminate the Ground Lease, all proceeds so deposited shall be applied to or toward the repair or restoration of that part of the Premises damaged by the hazard with respect to which insurance is paid; in such case, Mortgagee shall release such proceeds to the Mortgagor in accordance with Section 9.2 of the Ground Lease or upon such different or further reasonable conditions as Mortgagee may prescribe. Any insurance proceeds remaining after payment of all costs of such repair or restoration shall, so long as no Event of Default shall have occurred and be continuing, be paid to Mortgagor; if an Event of Default has occurred and is continuing at such time, any insurance proceeds so remaining shall be applied by Mortgagee to redeem Bonds as provided in the Loan Agreement. If Mortgagee determines that the proceeds are insufficient to pay for the repair and restoration of the Premises, Mortgagor shall deposit with Mortgagee sufficient additional funds as Mortgagee determines to be reasonably necessary to complete such repairs when aggregated with such insurance proceeds, for disbursement upon such conditions as Mortgagee may prescribe.

           (ii) If Mortgagor (with Mortgagee's approval) elects to terminate the Ground Lease, or if the Ground Lease is terminated involuntarily pursuant to its terms, all proceeds of any hazard insurance shall be applied as follows:

                 a. FIRST, to the costs of removing any remaining Improvements and grading the Leasehold Estate in accordance with Section
9.3 of the Ground Lease;

                 b. SECOND, to be applied by Mortgagee to redeem Bonds as provided in the Loan Agreement;

                 c. THIRD, to the payment of all other amounts secured by This Mortgage, as provided in the Loan Agreement;

                 d. FOURTH, to Landlord in an amount equal to the sum which Landlord is entitled to receive under Section 9.3 of the Ground Lease, calculated as though no insurance proceeds were paid as provided in the immediately preceding clauses SECOND and THIRD; and

                 e.   FIFTH, balance, if any, to Mortgagor.

           (iii) In the event insurance proceeds are released to Mortgagor for the repair, restoration or replacement of the damaged property and such proceeds are not sufficient to permit the complete repair, restoration or replacement of the damaged Premises, Mortgagor shall nevertheless fully repair, restore or replace the damaged Premises and shall supply any deficiency in the insurance proceeds with its own funds.

     C. Notwithstanding anything in this Paragraph 7 to the contrary, if the insurer denies liability to Mortgagor, the Mortgagor shall not be relieved of any obligation under this Paragraph 7 of this Mortgage, whether or not the proceeds of insurance are applied to or toward the indebtedness secured hereby.

     D. If Mortgagor is entitled by the terms of Sections 9.3 or 9.4 of the Ground Lease to elect either to restore the Improvements or terminate the Ground Lease, Mortgagor hereby agrees that in any such circumstances Mortgagee shall be entitled to elect, on behalf of Mortgagor and as Mortgagor's attorney-in-fact, coupled with an interest, to terminate the Ground Lease, unless Mortgagor provides Mortgagee with reasonably satisfactory evidence that:

           (i) sufficient funds (including insurance proceed and any additional funds to be contributed by Mortgagor) are available to complete any necessary repair or restoration of the Improvements; and

           (ii) Mortgagor has funds of its own (or available to Mortgagor) or has received commitments for and shall obtain financing sufficient to pay off the then outstanding Bonds on the maturity date.

     8. TAXES AND OTHER CHARGES. Mortgagor shall pay all real estate taxes, water and sewer rents, excise levies, vault and other license or permit fees, local taxes, transit taxes, levies and assessments, fines, fire protection, police protection, and similar charges payable under the Ground Lease, impositions, and other similar claims and liens assessed, or which may be assessed, against the Premises or any part thereof, (all such taxes, water and sewer rent charges, excise levies, vault and other license or permit fees, local taxes, transit taxes, levies and assessments, fines, impositions and other similar claims and liens, together with the utility charges described below being hereinafter sometimes referred to as "Impositions", and any of the same being hereinafter referred to as an "Imposition") without any deduction or abatement, prior to the dates on which such Impositions commence to bear interest or penalties, and shall, if requested in writing by Mortgagee, not later that such dates produce to Mortgagee receipts for the payment thereof in full, and shall pay every other tax, assessment, claim, fine, lien or encumbrance which may at any time be or become a lien upon the Premises prior to, or on a parity with, the lien of this Mortgage. If Mortgagor shall in good faith, and by proper legal action, contest any such Impositions or other taxes, assessments, claims, fines, liens, encumbrances, or charges, or the validity thereof, then Mortgagor shall not be required to pay the same, or to produce such receipts, during the maintenance of said reserve and as long as such contest operates to prevent enforcement or collection, and such contest is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Mortgagor; notwithstanding the foregoing provision, Mortgagor shall not have the right to contest any such Impositions or other taxes, assessments, claims, fines, liens, encumbrances or charges, if any Governmental Authority shall threaten to foreclose any lien affecting the Premises that has arisen because of non-payment any such Impositions or other taxes, assessments, claims, fines, liens, encumbrances or charges (unless such threatened foreclosure shall be stayed by a court of competent jurisdiction), or if in a Mortgagee's reasonable good faith judgment, such contest would materially adversely threaten Mortgagee's security. In addition to the foregoing, Mortgagor will pay cause to be paid when due and will not suffer to remain outstanding, any charges for utilities and refuse removal, whether public or private, with respect to the Premises.

     9.    ESCROW FUNDS.  Without limiting the effect of Paragraphs 7 and
8 hereof, after an Event of Default has occurred and for so long as such Event of Default remains uncured (or if more that three Events of Default have occurred during any consecutive twelve-month period, then for the twelve-month period following the last to occur of such Events of Default), at the written election of Mortgagee, Mortgagor shall pay to Mortgagee monthly at the time when the monthly Loan Payment is payable, an amount equal to 1/12th of the annual premium for such fire and extended coverage insurance, other hazard insurance and such annual real estate taxes, water rents, sewer rents, special assessments, and any other tax, assessment, claim, lien or encumbrance which may at any time be or become a lien upon the Premises prior to, or on a parity with, the lien of this Mortgage to enable Mortgagee to pay same at least thirty (30) days before they become due, and on demand from time to time shall pay to Mortgagee additional sums necessary to pay such premiums and other payments, all as estimated by Mortgagee, the amounts so paid to be security for such premiums and other payments and to be used in payment thereof. The amounts so paid shall be deposited in a separate interest-bearing account
with interest payable to Mortgagor.   If, pursuant to any provision of the
Loan Agreement, The whole amount of the Loan becomes immediately due and payable by acceleration or otherwise, Mortgagee shall have the right, at its election, to apply any amounts so held under this Paragraph 9 against all or any part of the indebtedness secured hereby or in payment of the premiums or payments for which the amounts were deposited. Mortgagor will furnish to Mortgagee tax and insurance bills in sufficient time to enable Mortgagee (i) to pay such Impositions before interest and penalties accrue thereon and (ii) to pay the insurance premiums before the policies lapse.

     10. SECURITY AGREEMENT; ADDITIONAL SECURITY. This Mortgage creates a security interest in all personal property included in the Premises, from time to time, and constitutes a security agreement under the Massachusetts Uniform Commercial Code. Mortgagor, at its expense, shall execute, file and refile such financing statements or other security agreements as Mortgagee shall require from time to time with respect to personal property included in the Premises.

     Nothing contained in this Paragraph 10 shall be construed, in any way to include any personal property of any subtenant pursuant to any subleases, or any personal property of the Manager, or any Leased Equipment within Mortgagee's security interest, as discussed in this Paragraph 10, except (i) by operation of law, or (ii) in the event of the abandonment of such personal property by any subtenant or by Manager or any equipment lessor.

     If any portion of the Loan proceeds are to be used for payment of any item of tangible personal property which, as of the date of such payment, has not been delivered to the Premises, Mortgagor shall provide Mortgagee with notice thereof as early as practicable prior to requesting disbursement of any portion of Loan proceeds for payment for such item and, upon the request of Mortgagee, Mortgagor, at its expense, shall make, execute, deliver, file and record, or cause to be made, executed, delivered, filed and recorded, any and all instruments, certificates and other documents and shall take all such further action as may be necessary or desirable in order to effectuate, complete, enlarge, confirm and/or perfect the lien and security interest of Mortgagee in such item of property hereunder.

     11.   GROUND LEASE; SUBLEASES.

     A. With respect to the Ground Lease, Mortgagor covenants and agrees as follows:

           (i) Mortgagor will pay all rent and other charges required under the Ground Lease as and when the same are due and Mortgagor will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Ground Lease on the part of the lessee thereunder to be kept, observed and performed, and will not in any manner, cancel, terminate or surrender or permit any cancellation, termination or surrender of the Ground Lease, in whole or in part, or, without the written consent of Mortgagee, either orally or in writing, modify, amend or permit any modification or amendment of any of the terms thereof in any respect, and any attempt on the part of Mortgagor to exercise any such right without such written consent of Mortgagee shall not be binding on Mortgagee if Mortgagee succeeds to the interest of the Landlord under the Ground Lease.

           (ii) Mortgagor will do, or cause to be done, any things necessary to preserve and keep unimpaired the right of Mortgagor as tenant under the Ground Lease, and to prevent any substantial or material default under the Ground Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, and in the event of the failure of Mortgagor to make any payment required to be made by Mortgagor pursuant to the provisions of the Ground Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the substantial or material terms, covenants, provisions or agreements of the Ground Lease, Mortgagor agrees that Mortgagee may (but shall not be obligated to) take any action on behalf of Mortgagor, to make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Premises and take all such action thereof as may be necessary therefor, to the end that the rights of Mortgagor in and to the Leasehold Estate shall be kept unimpaired and free from default, and all money so expended by Mortgagee, with interest thereon at the Involuntary Rate shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee and shall be added to the indebtedness and secured by this Mortgage and Mortgagee shall have, in addition to any other remedy of Mortgagee, the same rights and remedies in the event of non-payment of any such sum by Mortgagor as in the case of a default by Mortgagor in the payment of any sums due under the Loan Agreement.

           (iii) Mortgagor will use reasonable efforts to enforce the obligations of the Landlord under the Ground Lease to the end that Mortgagor and Mortgagee may enjoy all of the rights granted to them, respectively under the Ground Lease, and will promptly notify Mortgagee in writing of any substantial or material default by the Landlord or by Mortgagor in the performance or observance of any of the terms, covenants and conditions on the part of the Landlord or Mortgagor, as the case may be, to be performed or observed under the Ground Lease and Mortgagor will promptly advise Mortgagee in writing of the occurrences of any substantial or material default under the Ground Lease and of the giving of any notice by the Landlord to Mortgagor of any default by Mortgagor in performance or observance of any of the substantial or material terms, covenants or conditions of the Ground Lease on the part of Mortgagor to be performed or observed and will deliver to Mortgagee a true copy of each notice.

           (iv) If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Premises or for any other purpose affecting the Ground Lease or this Mortgage, Mortgagor will, immediately upon service thereof on or to Mortgagor, deliver to Mortgagee a true copy of each petition, summons, complaint, notice or motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

           (v) Mortgagor covenants and agrees that unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property demised by the Ground Lease and the Leasehold Estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the Landlord, Mortgagor, or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in the Premises, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.

           (vi) No release or forbearance of any of Mortgagor's obligations under the Ground Lease, pursuant to the Ground Lease, or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by Mortgagor as tenant therein.

           (vii) The lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), including, without limitation, all of Mortgagor's rights to remain in possession of the Premises.

     Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h) (1) of the Bankruptcy Code, 11 U.S.C. Section 365(h) (1). Any such election made without Mortgagee's consent shall be void.

     Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection of the Ground Lease by Landlord or any other fee owner of the Premises under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the Landlord or any fee owner under the Bankruptcy Code. Unless an Event of Default shall have occurred and be continuing, Mortgagor shall be entitled to join with Mortgagee in such proceedings, provided, however, that in doing so Mortgagor shall take no actions which are adverse to the interests of Mortgagee. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this section.

     If pursuant to Subsection 365(h) (2) of the Bankruptcy Code, 11
U.S.C. Section 365(h) (2), Mortgagor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the Landlord or any fee owner of their obligations under the Ground Lease after the rejection by the Landlord or any fee owner of the Ground Lease, under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee. Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee. Mortgagor shall pay and protect Mortgagee, and indemnify and save Mortgagee harmless from and against, any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys' fees) arising from or relating to any offset by Mortgagor against the rent reserved in the Ground Lease.

     If any action, proceeding, motion or notice shall be commenced or filed in respect of the Landlord or any fee owner, the Premises or the Ground Lease in connection with any case under the Bankruptcy Code, Mortgagee shall have the option, exercisable by notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the indebtedness secured hereby. Unless an Event of Default shall have occurred and be continuing, Mortgagor shall be entitled to join with Mortgagee in such proceeding, provided, however, that in doing so Mortgagor shall take no actions which are adverse to the interests of Mortgagee. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

     Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the Landlord or other fee owner of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

     If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, Mortgagor shall give Mortgagee not less than thirty (30) days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Ground Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such thirty (30) day period a notice stating that Mortgagee demands that Mortgagor assume and assign the Ground Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

     B. Mortgagor will comply with and observe its obligations as sublandlord under all Subleases. Mortgagor may, from time to time, without the prior approval of Mortgagee, enter into Subleases related to the operation of the Project as a first-class hotel and conference center; Mortgagor may also cancel, surrender, or modify any such Subleases without Mortgagor's approval. If Mortgagor wishes to enter into any Sublease that is unrelated ("Unrelated Sublease") to the operation of the Project as aforesaid, Mortgagor shall obtain Mortgagee's prior written consent thereto, which consent shall not be unreasonably withheld. Any Unrelated Sublease shall, as provided in the Ground Lease, provide that rental adjustments shall be made no less frequently than once every ten years to assure that rental shall be adjusted to at least 95% of the then market rate. No Unrelated Sublease shall be canceled, surrendered, or modified in any material way without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Prior to entering into any Sublease, Mortgagor shall -- to the extent required under the Ground Lease -- obtain the approval of Landlord thereto. Mortgagor shall notify Mortgagee immediately of any material or substantial default asserted by any subtenant under any Sublease. If Mortgagee fails to cure such default on its part, as sublandlord under any such Sublease, then Mortgagor expressly authorizes Mortgagee, at its option, to cure such default in order to prevent termination of any such Sublease by any such subtenant, and the Subleases shall set forth the foregoing provisions. Mortgager upon request, from time to time, but not more often than annually unless a default shall have occurred under this Mortgage, will furnish to Mortgagee in such reasonable detail as Mortgagee may request, certified by Mortgagor, copies of all Subleases; and on demand, Mortgagor will furnish to Mortgagee executed counterparts of any and all Subleases.

     Mortgagor agrees that it has not as of the date hereof and will not, without the written consent of Mortgagee, assign the rents, issues or profits, or any part thereof, from the Premises, receive or collect rents from any tenant, subtenant, undertenant, or other occupant of any part of the Premises for a period of more than one (1) month in advance.

     Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage subject to the right of any subtenants of the

Premises and subject to the Manager's rights under the Subordination Agreement, and the failure to make the Manager or any such subtenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Premises, it being expressly understood and agreed, however, that nothing herein contained shall prevent Mortgagor from asserting in any proceeding disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale, that any such subtenancies adversely affect the value of the Premises.

     At the sole option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority entitlement to any award in condemnation), to any and all Subleases upon the execution by Mortgagee and recording thereof, at any time hereinafter, in the office of the recording of such documents for the locality in which the Premises are located, of a unilateral declaration to that effect.

     All Subleases shall provide for the giving by the subtenant of certificates with respect to the status of such Subleases. Mortgagor shall exercise its right to request such certificates within thirty (30) days of any demand therefor by Mortgagee.

     12. RIGHT TO REMEDY DEFECTS. If Mortgagor fails to pay when due any tax, claim, lien, or encumbrance which shall be or become prior to, or on a parity with, the lien of this Mortgage, or to pay when due any insurance premium as aforesaid, or to pay when due any rent or other charges payable under the Ground Lease or to pay when due any utility or refuse removal bill for services rendered to the Premises or to keep the Premises in repair, as aforesaid, or commits or permits waste or fails to perform or observe any term, agreement, provision, covenant or condition under this Mortgage, and if any such failure continues for thirty (30) days after notice thereof from Mortgagor, then Mortgagee, at its option (except in emergencies [i.e., situations in which the failure of Mortgagor to have made any such payment would immediately jeopardize or adversely affect Mortgagee's security], in which cases Mortgagor may act immediately if necessary and without prior written notice to Mortgagor, in any such case Mortgagor shall endeavor to give Mortgagee prior notice (which may be oral) and shall in any event subsequently give Mortgagor written notice), may pay said claim, lien, encumbrance, tax, assessment or premium, with right of subrogation thereunder, may make such repairs and take such steps as it deems advisable to prevent or cure such waste, and may commence or appear in any action or proceeding with respect to any of the foregoing and retain counsel therein, and take such action therein as Mortgagee deems advisable.

Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, agreement, provision, covenant or condition without thereby becoming liable to Mortgagor or any person in possession under Mortgagor. For any of said purposes, Mortgagee may advance such sums of money as it deems necessary. Mortgagor will pay to Mortgagee, immediately and without demand, all sums of money advanced by Mortgagee pursuant to this Paragraph 11 and until paid, all such sums shall be added to the principal secured hereby and shall bear interest at the Involuntary Rate from the date of payment, and the same shall be secured by this Mortgage.

     13. CONDEMNATION. If all, or any part of, the Premises is damaged or taken through condemnation, temporarily or permanently, all proceeds to which Mortgagor is entitled under the Ground Lease shall be applied as set forth in this Paragraph 13. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute, jointly with Mortgagor, any action or proceeding relating to any such condemnation except for Excluded Damages, and to settle or compromise any claim in connection therewith. Mortgagee shall not settle or compromise any claim in connection with any damage or taking through condemnation without the prior written consent of Mortgagor, which consent shall not unreasonably be withheld. Mortgagor is entitled to commence, appear in, and prosecute in its name, any action proceeding in connection with the Excluded Damages, to settle or compromise any claim in connection therewith, and to receive and retain any proceeds reserved on account thereof. The proceeds or awards (other than Excluded Damages) from any taking or eminent domain proceeding or claim shall be paid to Mortgagee and applied as follows:

           (a) In the event of a taking that results in a termination of the Ground Lease pursuant to Section 10.1 of the Ground Lease, the proceeds shall be applied as follows:

                 (i) FIRST, to be applied by Mortgagee to redeem Bonds as provided in the Loan Agreement;

                 (ii) SECOND, to the payment of all other amounts secured by the Mortgage as provided in the Loan Agreement;

                 (iii)THIRD, to Landlord an amount equal to the sum which Landlord is entitled to receive under Section 10.1(b) of the Ground Lease, calculated as though no payment of eminent domain proceeds were made as provided in the immediately preceding clauses FIRST and SECOND; and

                 (iv) FOURTH, the balance, if any, to Mortgagor.

     If the amount of an initial award of damages in such case is insufficient to pay the amount of the indebtedness secured by this Mortgage in full costs, Mortgagee shall have the right as aforesaid to file an appeal or such other legal proceedings as its legal counsel may advise to be appropriate under the circumstances in the name of Mortgagor or of Mortgagee (for which action Mortgagee or such counsel as it chooses is hereby irrevocably appointed attorney in fact for Mortgagor) and to prosecute same to final conclusion or otherwise dispose thereof, in which event the expenses of the appeal or other appropriate legal proceedings, including, but not limited to, counsel fees, shall be first paid out of the proceeds, and no credit shall be given on account of the Mortgage debt other than a credit for the amount, if any, whereby the final proceeds exceed all such expenses.

           (b) In the event of a taking of only a portion of the Premises that constitutes a partial taking under Section 10.2 of the Ground Lease and that does not result in a termination of the Ground Lease, the proceeds shall be applied:

                 (i) FIRST to or toward the repair or restoration of the Premises in accordance with Paragraph 7B. (i) of this Mortgage; and

                 (ii) SECOND, the balance, if any, shall be applied in the priority provided in the preceding Paragraph 13 (a) (iii) and (iv).

           (c) In the event of a taking of only a portion of the Premises that nevertheless results in Mortgagor exercising its rights under
Section 10.2 of the Ground Lease to terminate the Ground Lease, the proceeds shall be applied as follows:

                 (i) FIRST, to payment of the cost of removing any remaining Improvements and grading the Leasehold Estate as provided in
Section 10.2 of the Ground Lease; and

                 (ii) SECOND, in the priority provided in the preceding Paragraph 13 (a) (i), (ii), (iii) and (iv).

Nothing in this Paragraph 13 or elsewhere in this Mortgage shall limit rights otherwise available at law or in equity to Mortgagee, including but not limited to rights to intervene as a party to any condemnation proceeding. In the case of any taking covered by the provisions of this Paragraph, Mortgagee (to the extent that Mortgagee has not been reimbursed therefor by Mortgagor) shall be entitled as a first priority to reimbursement out of any award or awards for all reasonable costs, fees, reimbursements to Mortgagee and expenses incurred in the determination and collection of any such awards.

     If Mortgagor is entitled by the terms of Section 10.2 of the Ground Lease to elect either to restore the Improvements or terminate the Ground Lease, Mortgagor hereby agrees that in any such circumstance Mortgagee shall be entitled to elect, on behalf of Mortgagor and as Mortgagor's attorney-in-fact, coupled with an interest, to terminate the Ground Lease, unless Mortgagor provided Mortgagee with reasonably satisfactory evidence that:

           (i) sufficient funds (including taking proceeds and any additional funds to be contributed by Mortgagor) are available to complete any necessary repair or restoration of the Improvements; and

           (ii) Mortgagor has funds of its own (or available to Mortgagor) or has received commitments for and shall obtain financing sufficient to pay off the then outstanding Bonds on the maturity date.

     14. EVENTS OF DEFAULT. The following shall constitute an event or events of default (singularly an "Event of Default" and collectively "Events of Default") under this Mortgage:

     A. The failure of Mortgagor to make any payment provided for under the terms of this Mortgage within twenty (20) business days after receipt of written notice of such failure from Mortgagee, unless a different grace period with respect to any such payment is explicitly provided for in any other Basic Document, in which case such different grace period shall apply;

     B. The failure of Mortgagor to perform or observe any term, provision, covenant, condition or agreement in the Collateral Assignments or in this Mortgage not involving the payment of money, which failure is not cured within forty-five (45) days after written notice of such failure from Mortgagee, except in the event such failure is of a nature that it cannot reasonably be cured within such forty-five (45) day period, then Mortgagor must promptly commence to cure such failure upon notice of same and diligently pursue completion;

     C.    The existence of any Event of Default under the Loan Agreement;

     D.    The existence of any Event of Default under the Disbursement
Agreement;

     E.    The existence of any Event of Default under the Ground Lease;
or

     F.    The existence of any Event of Default under the Construction
Guaranty.

     15. REMEDIES. Upon the occurrence and continuation of any one or more Events of Default, Mortgagee may, at it option, exercise any remedies available under the Basic Documents and also forthwith undertake any one or more of the following:

     A. Foreclosure. Institute an action of mortgage foreclosure, or take such other action as the law may allow, at law or in equity, for the enforcement thereof and realization on the mortgage security or any other security which is herein or elsewhere provided for, and proceed thereon to final judgment and execution thereon for the entire unpaid indebtedness under the Loan Agreement, with interest at the rate stipulated in the Loan Agreement, together with all other sums secured by this Mortgage, all costs of suit, interest at the Involuntary Rate on any judgment obtained by Mortgagee from and after the date of any Sheriff's sale of the Premises (which may be sold in one parcel or in such parcels, manner or order as Mortgagee shall elect) until actual payment is made by the Sheriff of the full amount due Mortgagee, and reasonable attorney's fees, without further stay, any law, usage or custom to the contrary notwithstanding;

     B. Entry. Enter into possession of the Premises, with or without legal action; operate, manage or lease the same, collect all rents, issues and profits therefrom and, after deducting all costs of collection and administration expense, apply the net rents, issues and profits to the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges (including but not limited to agents' compensation and reasonable fees and costs of counsel and receivers) and to the maintenance, repair and restoration of the Premises, or on account and in reduction of the principal or interest hereby secured, in such order and amounts as Mortgagee in Mortgagee's sole discretion may elect;

     C. Receivership. Have a receiver appointed to enter into possession of and to operate the Premises, collect the rents, issues and profits therefrom and apply the same as the court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor of any other person who may be legally or equitably liable to pay moneys secured hereby and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should Mortgagee or any receiver collect rents, issues or profits from the Premises, to the extent that the moneys so collected may be used for payment of the debt, nor can they be used to cure the default, without the prior written consent of Mortgagee. Mortgagee shall be liable to account only for rents, issues and profits actually received by Mortgagee.

     D.    Exercise the Statutory Power of Sale.

     E. Exercise any other remedy available at law or in equity or expressly provided elsewhere in this Mortgage.

     16. ASSIGNMENT OF SUBLEASES AND RENTS AFTER DEFAULT. As further security for payment of the indebtedness and performance of the obligations, covenants and agreements secured hereby, Mortgagor hereby assigns to Mortgagee all subleases already in existence and to be created in the future, together with all Rents and Profits. This assignment, however, shall be operative only in the event of the occurrence of an Event of Default hereunder, or under the Loan Agreement of any other instrument given as collateral security for the obligation secured hereby, remaining uncured at the expiration of the grace period, if any, provided herein in respect of such an Event of Default; and in any such case Mortgagor hereby confers on Mortgagee the exclusive power, to be used or not in its sole discretion, to act as agent, or to appoint a third person to act as agent for Mortgagor, with power to take possession of, and collect the Rents and Profits and apply such Rents and Profits, at the option of Mortgagee, to the payments of the mortgage debt, taxes, costs of maintenance, repairs, expenses incident to managing and other expenses, in such order of priority as Mortgagee may in its sole discretion determine, and to turn any balance remaining over to Mortgagor; but such collection of the Rents and Profits shall not operate as an affirmance of the tenant or lease in the event Mortgagor's title to the Premises should be acquired by Mortgagee. Mortgagee shall be liable to account only for the Rents and Profits actually received by Mortgagee. In exercising any of its powers contained in this Paragraph 16, Mortgagee may also take possession of, and for these purposes use, any and all personal property contained in or on the Premises and used by Mortgagor in the operating, rental of leasing thereof or any part thereof.

     17. COUNSEL FEES. If Mortgagee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Mortgagor, Mortgagee, the Premises or the title thereto or Mortgagee's interest under this Mortgage, or employs an attorney to collect any of the indebtedness or to enforce performance of the obligations, covenants and agreements secured hereby, Mortgagor shall reimburse Mortgagee, forthwith upon written notice and without further demand, for all reasonable costs, charges and reasonable attorney's fees incurred by Mortgagee, in any such case, whether or not suit be commenced, and, if not paid in full immediately, the same shall be added to the principal sum secured hereby as a further charge and lien upon the Premises and shall bear interest at the Involuntary Rate.

     18. NOTICE. All notices, demands, requests and consents permitted or required under this Mortgage, shall be in writing and shall be given or served in the manner specified for the giving of notices set forth in the Loan Agreement.

     19. CUMULATIVE RIGHTS AND REMEDIES. The rights and remedies of Mortgagee as provided in this Mortgage, or in the other Basic Documents shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     20. WAIVER OF DEFENSES AND CERTAIN NOTICES. Mortgagor hereby waives and releases (a) all errors, defects, and imperfections in any proceedings instituted by Mortgagee under this Mortgage, (b) all benefits that might accrue to Mortgagor by virtue of any present or future laws exempting the Premises, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and (c) all notices not specifically required by the Loan Agreement and this Mortgage, of Mortgagor's default or of Mortgagee's exercise, or election to exercise, any option under this Mortgage. Mortgagor agrees that time is of the essence in the performance of the obligations of Mortgagor under this Mortgage.

     21. SATISFACTION OF THIS MORTGAGE. Upon the termination of the lien of the Loan Agreement in accordance with Section 10.3 thereof, then and from thenceforth this Mortgage, and the estate hereby granted, shall cease and become void.

     22. BOOKS, RECORDS AND ACCOUNTS. Mortgagor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises or in connection with any services, equipment or furnishings provided in connection with the operation of the Premises, whether such income or expenses be realized by Mortgagor or by any other person or entity whatsoever excepting any tenants unrelated to and unaffiliated with Mortgagor, and who leased from Mortgagor portions of the Premises for the purposes of occupying the same. Mortgagee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Mortgagor, or other person or entity maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire. Mortgagor shall deliver or cause to be delivered to Mortgagee, within 180 days after the end of each fiscal year, its annual report with respect to the Project, containing a balance sheet as at the end of such fiscal year, a statement of income for such fiscal year, and a statement of cash flow or of sources and uses of funds all in reasonable detail and in accordance with generally accepted accounting principles consistently applied; such statements shall be certified as to accuracy by Mortgagor's chief financial officer and certified by an independent certified accountant.

     23. MANAGEMENT AGREEMENT. Mortgagor hereby represents to Mortgagee that it is in full compliance with its obligations under the Management Agreement, that the Manager has performed in all material respects its obligations thereunder to the extent any such obligations have accrued as of this date, that the Manager has asserted no claim of default thereunder on the part of Mortgagor, and the Mortgagor is in compliance in all material respects with Mortgagor's obligations to the extent such obligations thereunder as of this date. To the best of Mortgagor's knowledge, as of the date of this Mortgage, there are no events which, with the passage of time, the giving of notice, or both, would constitute a material default on the part of either Mortgagor or Manager under the Management Agreement.

     Mortgagor agrees to perform all the terms, covenants, provisions and conditions required to be performed and observed by Mortgagor under the Management Agreement, to the end that all things shall be done which are necessary to keep unimpaired Mortgagor's rights under the Management Agreement and otherwise to keep the Management Agreement in full force and effect for its initial term.

     Any exercise by Mortgagee of its rights and remedies available hereunder on account of an Event of Default shall be subject to the rights of the Manager under the Subordination Agreement.

     24. TRANSFERS OF THE PROJECT, ETC. Prior to the Project Completion Date, Mortgagor shall not, without the prior written consent of Mortgagee, directly or indirectly, except for Permitted AEW Transfers, Permitted Transfers, Parity Indebtedness and Subordinate Indebtedness: (i) convey, transfer, assign, encumber, mortgage, pledge or sell the Project or the Site, or any part thereof, or any interest therein; (ii) transfer, sell or otherwise dispose of the Mortgagor's interest in the Project or the Site, or any part thereof; (iii) pledge or encumber any interest in the Mortgagor; or (iv) make any change in the partners of, or the partnership interests in, Mortgagor from those on the date hereof. From and after the Project Completion Date, Mortgagor may, without the approval of Mortgagee but subject to any approvals required from Landlord under the Ground Lease or Manager under the Management Agreement, convey, transfer, assign, encumber, mortgage, pledge, or sell the Project, the Site or Leasehold Estate, or any part thereof and any interest herein, may assign, transfer, pledge or encumber any interest in Mortgagor, and may make any change in the partners of, and/or partnership interests in, Mortgagor.

     25. ESTOPPEL AFFIDAVITS. Each party, within ten (10) days after written request from the other party, shall furnish a written statement of the status of any matter reasonably pertaining to this Mortgage or the Project.

     26. INVALID PROVISIONS TO AFFECT NO OTHERS. In case any one or more of the covenants, agreements, conditions, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, conditions, agreements, terms or provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

     27. CAPTIONS. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Mortgage or any particular paragraph or section hereof, nor the proper construction hereof.

     28. FURTHER ASSURANCES. At any time, and from time to time, upon request by Mortgagee, Mortgagor will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered to Mortgagee any and all other further instruments, mortgages, conveyances, deeds, certificates, and other documents as may, in the opinion of Mortgagee be necessary, or desirable in order to effectuate, complete, confirm, or perfect or to continue and preserve the obligations of Mortgagor under any of the Basic Documents and the lien of this Mortgage and any other instrument given as collateral security therefor. Upon failure by Mortgagor so to do. Mortgagee may make, execute and record any and all such instruments, certificates and documents for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor so to do. Mortgagor agrees to pay all filing, registration and recording fees and all federal state, county and municipal stamp taxes or other duties, imposts, assessments and charges on all such instruments, certificates and documents.

     29. NOTICE TO MECHANICS AND MATERIALMEN. Nothing in this Mortgage contained shall be deemed or construed in any way as constituting the consent or request of Mortgagee, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to, or repair of, the Premises, or any part thereof. Mortgagor will cause to be removed, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Leasehold Estate and/or the Premises, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and, in general, will do, or cause to be done, everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor, without expense to Mortgagee.

     30. RECORDED INSTRUMENTS. Mortgagor will comply in all material respects with all of the terms, covenants and conditions of all instruments of record affecting the Premises, non-compliance with which may materially affect the security of this Mortgage, or which may impose any duty or obligation upon Mortgagor or any tenant, subtenant or other occupant of the Premises, or any part thereof, and Mortgagor shall do or cause to be done all material things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interest and rights in favor of, or constituting, any portion of the Premises. Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Premises, or any part thereof.

     31. USE. Mortgagor agrees that it shall at all times after the Project Completion Date cause the Premises to be used, occupies, managed and operated as a conference center and hotel in accordance with a "first-class hotel standard" and otherwise in accordance in all material respects with the Ground Lease; Mortgagor shall not be in default under this Mortgage for any failure to comply with the immediately foregoing provision when prevented from doing so by reason of fire, casualty, trucking, strikes, labor troubles, conditions of supply and demand, or any similar or dissimilar cause whatsoever beyond Mortgagor's reasonable control (but not for failure to perform caused by Mortgagor's inability to pay or caused by financial or market economic conditions generally). In no event shall Mortgagor use or permit the use of the Premises or any part thereof for any illegal or immoral purposes.

     32. SUCCESSORS AND ASSIGNS. All of the grants, covenants, terms, agreements, provisions and conditions herein shall run with the Leasehold Estate and shall apply to, bind and inure to the benefit of, the successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

     33. GOOD STANDING. Mortgagor represents and covenants that (i) it is a limited partnership duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts and (ii) it has the power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Mortgage and the other Basic Documents.

     34. RIGHT OF RELEASE. Mortgagee may allow Mortgagor any indulgences or forbearances, or extensions of any kind, respecting payment of the indebtedness secured hereby, or may release portions of the Premises without affecting the personal liability of any person, corporation or other entity for the payment of such indebtedness, or the lien of this Mortgage upon the remainder of the Premises for the full amount of the indebtedness then remaining unpaid. In the event of the sale or transfer by operation of law or otherwise, of all or any part of, or interest in, the Premises described in this Mortgage, Mortgagee is hereby authorized and empowered to deal with such vendee or transferee with reference to the Premises and/or the debt secured hereby, or with reference to any of the terms and/or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

     35. INTERPRETATION. The term Mortgagor as used in every instance shall include Mortgagor's heirs, executors, administrators, successors, legal representatives and assigns, either voluntary by act of the parties or involuntary by operation of law and shall denote the singular and/or plural, and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the context so requires or admits. If more than one party is named as Mortgagor, the obligation hereunder of each such party shall be deemed to be joint and several. The term Mortgagee as used in every instance shall include Mortgagee's successors, legal representatives and assigns, including all subsequent assignees, either voluntary by act of the parties, or involuntary by operation of law.

     36. AMENDMENTS. This Mortgage cannot be changed, modified or amended in any way except by an agreement in writing, signed by the party against whom enforcement of the change, modification or amendment is sought.

     37. PARITY INDEBTEDNESS. Subject to the provisions of this Paragraph 37, Mortgagor may from time to time incur additional indebtedness with respect to the Project and secure such indebtedness with a mortgage lien on the Premises on a parity with, and equal and coordinate in lien with, the lien of this Mortgage. Any such indebtedness is referred to herein as "Parity Indebtedness" and any mortgage securing Parity Indebtedness is referred to herein as a "Parity Mortgage."

     Parity Indebtedness may be incurred only for the purposes of (i) completing construction of the Project, (ii) making improvements or betterments to the Project or (iii) to redeem all or a portion of the Bonds, subject, however to the following conditions:

           (i) Mortgagor shall be obligated equally and ratably to make payments sufficient to pay all debt service on both the Bonds and the Parity Indebtedness;

           (ii) if Parity Indebtedness is incurred for the purpose of refunding a portion of the Bonds, an independent certified public accountant (or another independent consultant reasonably satisfactory to Mortgagee) shall have provided a certificate stating that, based upon reasonable assumptions, the sum of (A) the present value of the annual debt service in each fiscal year with respect to the Bonds to be Outstanding (as defined in the Loan Agreement) after incurrence of such Parity Indebtedness and (B) the present value of the annual debt service on the Parity Indebtedness in each such fiscal year will be less than what the aggregate annual debt service on all of the Bonds Outstanding would be in each such fiscal year during the remaining term of the portion of the Bonds to be refunded if such Portion were not refunded;

           (iii) if Parity Indebtedness is incurred for the purpose of completing construction of the Project, the maximum original principal amount of such Parity Indebtedness shall not exceed $4,000,000;

           (iv) if Parity Indebtedness is incurred for the purpose of making improvements or betterments to the Project, an independent certified accountant (or another independent consultant reasonably satisfactory to Mortgagee) shall have provided a certificate stating that the following coverage tests shall be satisfied:

                 (A) for at least 12 consecutive months during the 24-month period prior to the closing of the Parity Indebtedness the net revenues of the Project were not less than 125 percent of the aggregate annual debt service on both the Bonds and an previously issued Parity Indebtedness then Outstanding; and

                 (B) based upon reasonable assumptions, the net revenues of the Project for at least the 5-year period following the completion of the improvements or betterments being financed by the Parity Indebtedness shall be not less than 125 percent of the sum of (x) the aggregate annual debt service on the Bonds to be Outstanding during such 5-year period and
(y) the aggregate annual debt service on the Parity Indebtedness to be outstanding during such 5-year period.

     Mortgagee will do, execute, acknowledge, deliver and record such amendments to this Mortgage, intercreditor agreements or similar instruments as the holder of any Parity Indebtedness may reasonably require for the purpose of assuring and confirming that the lien of such holder's Parity Mortgage is equal in lien and on parity with the lien of this Mortgage; the parties hereby expressly agree that the entering into of any such intercreditor agreement shall not require any consent of the Bondholders (as defined in the Loan Agreement) under Section 1302 or any other provision of the Loan Agreement. Any intercreditor agreement so entered into between Mortgagee and the holder of any Parity Indebtedness (for purposes of this Paragraph 31, each of the Mortgagee and any such holder of Parity Indebtedness shall be referred to as a "Creditor") shall include provisions customarily found in intercreditor agreements between creditors sharing a first mortgage lien, addressing, but not limited to, the following matters:

           (i) the liens of this Mortgage and the Parity Indebtedness shall be of equal priority, PARI PASSU;

           (ii) an Event of Default under this Mortgage shall constitute an "Event of Default" under the Parity Indebtedness and vice versa;

           (iii) if either Creditor declares that an Event of Default has occurred, it shall consult with the other Creditor prior to the exercise of any remedy;

           (iv) each Creditor shall be entitled to notice from the other Creditor of any default by Mortgagor under each other Creditor's financing documents and shall be entitled to a reasonable period within which to cure any such default;

           (v) all amounts received by either Creditor upon the exercise of any remedies by reason of an Event of Default by Mortgagor shall be applied in the following order of priority: FIRST, to the reasonable costs of enforcement and collection incurred by such creditor; SECOND, to the PRO RATA payment, on a PARI PASSU basis, of the following amounts under the Creditors' respective financing documents:

                 A.   accrued and unpaid interest and premium, if any;

                 B.   repayment of outstanding principal; and

                 C. payment of any other amounts then owing under each financing documents;

                      and THIRD to Mortgagor.

     38. SUBORDINATE INDEBTEDNESS. Mortgagor may, in its sole discretion and without the approval of Mortgagee, further encumber or mortgage the Premises, or any part thereof, or any interest therein without the prior written consent of Mortgagee. Any such indebtedness secured by a mortgage on the Premises or any part thereof or interest therein is referred to herein as "Subordinate Indebtedness" any mortgage or similar security instrument securing Subordinate Indebtedness is referred to herein as a "Subordinate Mortgage." A fully executed counterpart of each Subordinate Mortgage shall be delivered to Mortgagee by Mortgagor within ten (10) days after the execution and delivery thereof by Mortgagor. Each Subordinate Mortgage shall contain an express covenant to the effect that notwithstanding any other provision of such Subordinate Mortgage, it is in all respects subject and subordinate to the lien and terms, provisions, agreements, covenants and conditions of this Mortgage and that the holder of such Subordinate Mortgage will upon demand confirm the subordination of such Subordinate Mortgage to the lien and terms, covenants and conditions of this Mortgage, as hereinafter extended, renewed, modified, replaced or consolidated. In addition, the holder of each Subordinated Mortgage shall agree with Mortgagee as follows:

           (a) Mortgagee shall be entitled to notice from such holder of any default by Mortgagor under the Subordinate Mortgage and shall be entitled to a reasonable period within which to cure any such default; and

           (b) Such holder shall agree that it will not, without at least thirty (30) days' prior written notice to Mortgagee, (i) make any request or demand for, accelerate or bring any action with respect to, the payment or performance of andy Subordinated Indebtedness, (ii) bring any action to or otherwise enforce any judgment or lien against Mortgagor or its assets, (iii) seize any property of Mortgagor, or (iv) institute, or join in any petition for, any insolvency, bankruptcy, receivership or similar proceeding against Mortgagor; except that any such notice of an action pursuant to clause (iv) above shall be given 90 days prior thereto.

     39. GOVERNING LAW. This Mortgage and the Loan Agreement secured hereby are to be construed according to the laws of the Commonwealth of Massachusetts.

     40. HAZARDOUS SUBSTANCES. Mortgagor hereby represents and warrants that neither Mortgagor nor any of its agents, contractors or employees has released or discharged any "hazardous wastes" or "oil" from or onto the Premises, and except for those hazardous wastes disclosed in the August 1990 report entitled "Phase I - Limited Site Investigation - Harborside

Development - Phase C - East Boston, Massachusetts (File No. 117/19.11) prepared by Goldberg-Zoino & Associates, Inc. (the "Environmental Report"), Mortgagor is unaware of the existence on the Premises as of the date hereof of any "hazardous wastes" or "oil." The Mortgagor further represents and warrants and covenants and agrees that:

           (a) Except to the extent disclosed in the Environmental Report, to the best of its knowledge neither the Mortgagor nor any person for whose conduct the Mortgagor is responsible ever:

                 (i) owned, occupied, or operated a site or vessel on which any hazardous material or oil was or is stored (except if such storage was or is in compliance with all laws, ordinances, and regulations pertaining thereto) transported, or disposed of (the terms "hazardous substances," "site," "vessel," "hazardous material," and "hazardous wastes," respectively, being used in this Section with the meaning given those terms in the Federal Comprehensive Environmental Response, Compensation and liability Act of 1980, 42 U.S.C. Sec. 9601 as amended ET SEQ., Massachusetts General Laws, Chapter 21C, and the regulations promulgated thereunder, 310 C.M.R. Sec. 30.00 ET SEQ., as amended, and Massachusetts General laws, Chapter 21E, as amended);

                 (ii) directly or indirectly transported, or arranged for transport, of any hazardous material or oil (except if such transportation was or is in compliance with all laws, ordinances and regulations pertaining thereto);

                 (iii)caused or was legally responsible for any release, or threat of release, of any hazardous material or oil;

                 (iv) received notification from any federal, state or other governmental authority of: any potential, known, or threat of release of any hazardous material or oil on or from the Premises or any other site or vessel owned, occupied, or operated either by the Mortgagor or any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Premises; or the incurrence of any expense or loss by such governmental authority, or by any other person, in connection with the assessment, containment, or removal of any release, or threat of release, of any hazardous material or oil from the Premises or any such site or vessel.

           (b) To the best of its knowledge no hazardous material or oil was ever, or is now, stored on (except in compliance with all laws, ordinances, and regulations pertaining thereto and except to the extent disclosed in the Environmental Report, transported, or disposed of on the Premises.

           (c)   The Mortgagor shall:

                 (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Premises, or on any other site or vessel owned, occupied, or operated either by the Mortgagor, or by any person for whose conduct the Mortgagor is responsible;

                 (ii) neither directly nor indirectly transport or arrange for the transport of any hazardous material or oil (except in compliance with all laws, ordinances, and regulation pertaining thereto); and

                 (iii)provide the Mortgagee with written notice: (x) upon the Mortgagor's obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil at or from the Premises other than or in addition to the matters disclosed in the Environmental Report, or any other site or vessel owned, occupied, or operated by the Mortgagor or by any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Premises; (y) upon the Mortgagor's receipt of any notice to such effect from any federal, state, or other governmental authority; and (z) upon the Mortgagor's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Mortgagor may be liable or for which expense a lien may be imposed on the Premises.

           (d) The Mortgagor shall indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by the Mortgagor, any guarantor or endorser of the obligations of Mortgagor to Mortgagee under the Basic Documents, or any governmental agency or authority or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on the Premises, or the failure by the Mortgagor to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by the

Mortgagee with counsel of the Mortgagee's selection, but at the expense of Mortgagor). The within indemnification shall survive satisfaction of the Mortgagor's obligations under the Basic Documents or termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor.

           (e) In the event that Mortgagor fails to comply with the requirements of any applicable federal, state or other governmental law with respect to the treatment, disposal or storage of hazardous waste on the Premises, Mortgagee may at his election, but without obligation to do so, take any and all actions that it deems necessary to cure said failure of compliance and any and all amounts paid as a result thereof, together with interest thereon at the Involuntary Rate from the date of payment, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become part of the principal debt secured hereby and said amount may be collected as part of said principal debt in any suit hereon or upon the Basic Documents; or Mortgagee, by the payment of any assessment, claim or change, may, if it sees fit, be thereby subrogated to the Commonwealth of Massachusetts, but such payment shall not be deemed to relieve Mortgagor from any default hereunder or impair any right or remedy with respect thereto.

     41. NO PERSONAL LIABILITY. No partner of Mortgagor, other than LHA-II, Inc. as sole general partner, and no officer, employee or agent of Mortgagor, and no stockholder, director, officer, employee or agent of any partner of Mortgagor, including for this purpose LHA-II, Inc. as sole general partner of Mortgagor, shall be personally liable for Mortgagor's obligations under this Mortgage, the Loan Agreement or the Other Basic Documents.

     42. JOINDER BY LANDLORD. Pursuant to the Ground Lease, and as between the landlord and the tenant thereunder, the holder of the tenant's interest under the Ground Lease owns, during the term of the Ground Lease, the Improvements; Mortgagor, as tenant, shall own any Improvements until the termination of Mortgagor's occupancy of the Project or the expiration of the Lease Term, whichever occurs later; provided, however, that, without limiting any of Mortgagor's rights to use and obligations to maintain the entire Project and all Improvements, the Landlord, for purposes of M.G.L. Chapter 143, Section 3A, is deemed to have retained title to an undivided 1/1000 interest in the Improvements (the "Landlord's Retained Interest").

     For the purpose of confirming its agreement in the Ground Lease that the Landlord's Retained Interests are fully subject and subordinate to the lien of this Mortgage, the Landlord hereby covenants and agrees for the benefit of Mortgagee as follows:

           (a) The Landlord hereby grants with Mortgage Covenants, to Mortgagee, all of the Landlord's right, title and interest in and to the Landlord's Retained Interest. Upon the breach of any conditions contained in this Mortgage, including, without limitation, the existence of any Event of Default, the holder of this Mortgage may exercise any and all of the remedies set forth in this Mortgage, including, without limitation, the Statutory Power of Sale, with respect to the Landlord's Retained Interest.

           (b) For so long as this Mortgage remains undischarged of record:

           (i) The Landlord agrees that the Landlord shall not sell, transfer, lease, assign, pledge, mortgage, encumber, grant a security interest in, or otherwise dispose of the Landlord's Retained Interest or any part thereof; and

           (ii) The Landlord shall forbear from exercising any remedies that it may have on account of any default by Mortgagor under the Ground Lease in order to permit the Trustee to have a reasonable time to exercise any of its remedies arising under this Mortgage on account of such default by Mortgagor under the Ground Lease, including, if appropriate, the foreclosure of the lien of this Mortgage on the Landlord's Retained Interest.

By accepting and recording this Mortgage, the Mortgagee has acknowledged and agreed that the Landlord shall have no personal liability whatsoever for any of the indebtedness of Mortgagor under the Loan or otherwise secured by this Mortgage.

     This Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of Mortgagor contained herein and in the Loan Agreement shall be seasonably kept, observed, fully performed and satisfied, for any breach of any of which conditions the holder hereof shall have the STATUTORY POWER OF SALE.

           IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as a sealed instrument by its duly authorized representative as of the day and year first above written.

                            LOGAN HARBORSIDE ASSOCIATES II
                            LIMITED PARTNERSHIP

                            By    LHA-II, Inc.
                                  Its General Partner


                                   By  /s/ Anthony Pangaro
                                       ----------------------------
                                       Anthony Pangaro
                                       Its President

                     COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss:                           December 20, 1990

           Then personally appeared the above-named Anthony Pangaro, known to me to be the President of LHA-II, Inc., and acknowledged that he executed the foregoing instrument on behalf of said corporation as general partner of Logan Harborside Associates II Limited Partnership, as his free act and deed, and that he was duly authorized to act on behalf of said corporation as general partner, before me


                                  /s/ Thomas G. Schnorr
                                  -----------------------
                                  Notary Public
                                  My commission expires:

                                  Stamp: Thomas G. Schnorr, Notary Public
My Commission Expires March 16, 1995

                          JOINDER BY LANDLORD

     The undersigned, as Landlord under the Ground Lease, joins in the foregoing Mortgage for the sole purpose of subordinating the Landlord's Retained Interest in the Improvements to the lien of the Mortgage as provide in Paragraph 42.

                                  MASSACHUSETTS PORT AUTHORITY


                                  By   /s/ Richard A. Giesser
                                       ----------------------
                                       Its Chairman

                     COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                      December  , 1990

     Then personally appeared the above-named RICHARD A. GIESSER, known to be to be the Chairman of the Massachusetts Port Authority, and acknowledged that he executed the foregoing instrument on behalf of the Massachusetts Port Authority as his free act and deed, and that he was duly authorized to act on behalf of the Massachusetts Port Authority, before me


                                  [ executed signature ]
                                  ______________________________________
                                  Notary Public
                                  My commission expires:

                                                           6/25/91





                            FIRST AMENDMENT


                                  to


               LEASEHOLD MORTGAGE AND SECURITY AGREEMENT



                                between



          LOGAN HARBORSIDE ASSOCIATES II LIMITED PARTNERSHIP,
                             as Mortgagor



                                  and



                    SHAWMUT BANK, N.A., AS TRUSTEE,
                             as Mortgagee











Upon recording, please return to:
     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
     One Financial Center
     Boston, Massachusetts 02111
     Attention:  Gregory A. Sandomirsky, Esq.

                                                           6/25/91


                          FIRST AMENDMENT TO
                          ------------------

               LEASEHOLD MORTGAGE AND SECURITY AGREEMENT
               -----------------------------------------

     THIS FIRST AMENDMENT TO LEASEHOLD MORTGAGE AND SECURITY AGREEMENT (this "First Amendment") is dated as of June 27, 1991, by and between LOGAN HARBORSIDE ASSOCIATES II LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address c/o Macomber Development Associates, One Main Street, Cambridge, Massachusetts 02142 (the "Mortgagor"), SHAWMUT BANK, N.A., a national banking association, with its principal office in Boston, Massachusetts, not individually but in its capacity as Trustee (the "Trustee" or the "Mortgagee") under that certain Loan and Trust Agreement (the "Loan Agreement") dated as of December 15, 1990, as amended and restated as of June 27, 1991, among the Trustee, the Massachusetts Port Authority (the "Authority"), and Mortgagor, in connection with the issuance of the $40,000,000 Massachusetts Port Authority Special Project Revenue Bonds, Series 1990 (Harborside Hyatt Conference Center and Hotel Project) (the "Bonds").

     Reference is made to the following facts:

     A. Pursuant to that certain Loan and Trust Agreement dated as of December 15, 1990, among the Trustee, the Authority and Mortgagor, in connection with the issuance of the Bonds the Authority, in its capacity as issuer of the Bonds, loaned to Mortgagor the proceeds of the sale of the Bonds (the "Loan") to finance the acquisition, construction, equipping, furnishing and initial operation of the Project, subject to the condition that such proceeds were to be held in escrow until June 27, 1991, upon which date the Bonds were either subject to mandatory tender for redemption or to be remarketed and purchased in lieu of such redemption. The obligation of Mortgagor to repay the Loan is secured, among other collateral, by a certain Leasehold Mortgage and Security Agreement between Mortgagor, as mortgagor, and Trustee, as mortgagee, dated as of December 15, 1990, recorded with the Suffolk County Registry of Deeds at Book 16656, Page 1, and filed with the Suffolk County Registry District of the Land Court as Document No. 472084 and noted on Certificate of Title No. 297 (the "Original Mortgage").

     B. Since the date of execution and delivery of the Original Mortgage, certain documents referenced therein have been modified in connection with the remarketing of the Bonds. Accordingly, the parties hereto are entering into this First Amendment for the purpose of updating the definitions of certain defined terms used therein.

     C. Capitalized terms used in this First Amendment and not otherwise defined shall have the meanings ascribed to them in the Original Mortgage.

     NOW THEREFORE, in consideration of the foregoing recitals, and as a material inducement for the trustee to enter the amended and restated Loan Agreement, and for the Bondholders (as defined

                                                           6/25/91

in the Loan Agreement) to purchase the remarketed Bonds, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Original Mortgage as follows:

     1. NEW DEFINITIONS. As used in the Original Mortgage, the following terms shall have the following new meanings, which new meanings shall supersede those originally set forth in the Original Mortgage:

     "Architect's Consent to Assignment" shall mean the Agreement With Respect to and Assignment of Architect's Contract, dated as of June 27, 1991, between Mortgagor and the Architect for the benefit of Mortgagee, as additional security for the Loan.

     "Assignment of Contracts" shall mean the Collateral Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of December 15, 1990, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Assignment of Management Agreement" shall mean the Collateral Assignment of Management Agreement, dated as of December 15, 1990, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Assignment of Rents" shall mean the Collateral Assignment of Rents and Leases, dated as of December 15, 1990, made by Mortgagor to Mortgagee, as additional security for the Loan.

     "Construction Inspection Agreement" shall mean the agreement dated as of June 27, 1991, between Mortgagor and the Construction Inspector with respect to inspection of the construction of the Project on behalf of Mortgagee and the performance of certain other work for mortgagee in connection with the construction of the Project.

     "Disbursement Agreement" shall mean the Disbursement Agreement dated as of December 15, 1990, as amended and restated as of June 27, 1991, between Mortgagor and the Trustee, as the same may from time to time be amended, supplemented or otherwise modified.

     "Ground Lease" shall have the meaning specified in Recital Paragraph F of the Original Mortgage, as amended by a certain First Amendment to Ground Lease for Phase C of the Bird Island Flats Development dated as of June 27, 1991, between Mortgagor and the Authority.

     "Loan Agreement" shall mean the Loan and Trust Agreement dated as of December 15, 1990, as amended and restated as of June 27, 1991, among Mortgagor, the Mortgagee and the Authority, as such Loan and Trust Agreement may from time to time be amended, supplemented or otherwise modified.

     "Management Agreement" means the agreement between Mortgagor and Manager dated March 15, 1990, on the cover sheet and dated as

                                                           6/25/91

of February 1, 1990, in the text as supplemented by a letter agreement with respect to the FFE Budget process dated March 15, 1990, with respect to the management and operation of the Project, as further amended by a First Amendment to Management Agreement dated as of June 27, 1991, as such Management Agreement may from time to time be amended, supplemented, otherwise modified or replaced.

     "Mortgage" shall mean the Original Mortgage, as amended by this First Amendment.

     2. Paragraph 37 ("Parity Indebtedness") of the Original Mortgage is amended by deleting subparagraph (iv) thereof (appearing on page 38) and substituting in place thereof the following new subparagraph (iv):

           (iv) if Parity Indebtedness is incurred for the purpose of making improvements or betterments to the Project, an independent certified accountant (or another independent consultant reasonably satisfactory to Mortgagee) shall have provided a certificate stating that the following coverage tests shall be satisfied:

                 (A) for at least 12 consecutive months during the 24-month period prior to the closing of the Parity Indebtedness the net revenues of the Project were not less than 125 percent of the aggregate maximum annual debt service on both the Bonds and any previously issued Parity Indebtedness then Outstanding; and

                 (B) based upon reasonable assumptions, the net revenues of the Project for at least the 5-year period following the completion of the improvements or betterments being financed by the Parity Indebtedness shall be not less than 125 percent of the sum of (x) the aggregate maximum annual debt service on the Bonds to be Outstanding during such 5-year period and (y) the aggregate maximum annual debt service on the Parity Indebtedness to be outstanding during such 5-year period.

     3. Pursuant to the First Amendment to Ground Lease for Phase C of the Bird Island Flats Development dated as of June 27, 1991, the initial location of the so-called Off-Premises Parking Site(s) has changed from the location on Zone 2 shown on Schedule P to the Original Mortgage. Such new initial location of the Off-Premises Parking Site(s) is now situated partially on Zone 2 and partially on Zone 3R, as approximately shown on the new Schedule P (6/27/91 Rev.) attached to this First Amendment.

     4. Except as amended hereby, the Original Mortgage remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, each of Mortgagor and Mortgagee have executed this Mortgage as a sealed instrument by their duly

                                                           6/25/91

authorized representative as of the day and year first above written.

                      Mortgagor:  LOGAN HARBORSIDE ASSOCIATES II
                                  LIMITED PARTNERSHIP

                                  By:  LHA-II, Inc.
                                       Its General Partner


                                  By:  /s/ ANTHONY PANGARO
                                       ----------------------------
                                       Anthony Pangaro
                                       Its President


                      Mortgagee:  SHAWMUT BANK, N.A., AS TRUSTEE

                                  By:  /S/ LEE MAC DONALD
                                       ----------------------------
                                       Its Assistant Vice President
                                       Hereunto duly authorized



                     COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         June 27, 1991

     Then personally appeared the above-named Anthony Pangaro, known to me to be the President of LHA-II, Inc., and acknowledged that he executed the foregoing instrument on behalf of said corporation as general partner of Logan Harborside Associates II Limited Partnership, as his free act and deed, and that he was duly authorized to act on behalf of said corporation as general partner, before me


                                  /S/ THOMAS G. SCHNORR
                                  ---------------------------------------
                                  Thomas G. Schnoor, Notary Public
                                  My commission expires:  March 16, 1995



                     COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         June 26, 1991

     Then personally appeared the above-named Lee Mac Donald, known to me to be the Assistant Vice President of Shawmut Bank, N.A., and acknowledged that she executed the foregoing instrument on behalf of said corporation as trustee, as her free act and deed, and that she was duly authorized to act on behalf of said corporation, before me


                                  [ executed signature ]
                                  ---------------------------------------
                                  Notary Public
                                  My commission expires: December 2, 1994

                                                           6/25/91

                          JOINDER BY LANDLORD

     The undersigned, as Landlord under the Ground Lease, joins in the foregoing First Amendment for the sole purpose of consenting thereto.


                                  MASSACHUSETTS PORT AUTHORITY

                                  By:  /S/ GEORGE A. O'BRIEN
                                       ------------------------------
                                       Its:  Secretary-Treasurer



                     COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         June 26, 1991

     Then personally appeared the above-named George A. O'Brien, known to me to be the Secretary-Treasurer of the Massachusetts Port Authority, and acknowledged that he executed the foregoing instrument on behalf of the Massachusetts Port Authority as his free act and deed, and that he was duly authorized to act on behalf of said corporation, before me.


                                  [ executed signature ]
                                  ---------------------------------------
                                  Notary Public
                                  My commission expires: March 13, 1992